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                                                                 Exhibit (e)(3)


                            DISTRIBUTION AGREEMENT


          This Agreement made as of the    day of           , 1999 [DATE OF
BOARD APPROVAL TO BE INSERTED] by and between [THE TRUST/CORPORATION], a [STATE] business trust/corporation, (the "Trust/Corporation"), and FIRST FUND DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").


W I T N E S S E T H:
--------------------

          WHEREAS, the Trust/Corporation is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"); and it is in the interest of the Trust/Corporation to offer its shares for sale continuously; and

          WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

          WHEREAS, the Trust/Corporation and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the shares of each existing and future series (the "Shares") of the Trust/Corporation;

          NOW, THEREFORE, the parties agree as follows:

          1.  Appointment of Distributor. The Trust/Corporation hereby appoints
              --------------------------
the Distributor as exclusive agent to sell and to arrange for the sale of the Shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder directly and/or through the Trust/Corporation's transfer agent in the manner set forth in the Prospectuses (as defined below). It is understood and agreed that the services of the Distributor hereunder are not exclusive, and the Distributor may act as principal underwriter for the shares of any other registered investment company.

          2.  Services and Duties of the Distributor.
              --------------------------------------

          (a) The Distributor agrees to sell the Shares, as agent for the Trust/Corporation, from time to time during the term of this Agreement upon the terms described in a Prospectus. As used in this Agreement, the term "Prospectus" shall mean a prospectus and statement of additional information included as part of the Trust/Corporation's Registration Statement, as such prospectus and statement of additional information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement filed from time to time by the Trust/Corporation with the Securities and Exchange Commission ("SEC") and currently effective under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect. The Distributor shall not be obligated to sell any certain number of
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Shares.

          (b) Upon commencement of operations of any series, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of the Shares and will accept such orders and will transmit such orders and funds received by it in payment for such Shares as are so accepted to the Trust/Corporation's transfer agent or custodian, as appropriate, as promptly as practicable. Purchase orders shall be deemed accepted and shall be effective at the time and in the manner set forth in the series' Prospectuses. The Distributor shall not make any short sales of Shares.

          (c) The offering price of the Shares shall be the net asset value per share of the Shares, plus the sales charge, if any, (determined as set forth in the Prospectuses). The Trust/Corporation shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value and offering price.

          (d) The Distributor shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") for the sale of Shares. Shares sold to selected dealers shall be for resale by such dealers only at the offering price of the Shares as set forth in the Prospectuses. The Distributor shall offer and sell Shares only to such selected dealers as are members in good standing of the NASD, unless such dealers are not eligible for membership in the NASD.

       3.  Duties of the Trust/Corporation.
           -------------------------------

          (a)   Maintenance of Federal Registration. The Trust/Corporation
                ------------------------------------
shall, at its expense, take, from time to time, all necessary action and such steps, including payment of the related filing fees, as may be necessary to register and maintain registration of a sufficient number of Shares under the 1933 Act. The Trust/Corporation agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

          (b)   Maintenance of "Blue Sky" Qualifications. The Trust/Corporation
                ----------------------------------------
shall, at its expense, use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Trust/Corporation may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust/Corporation or the series as a broker or dealer in such states; provided that the Trust/Corporation shall not be required to amend its Agreement and Declaration of Trust/Corporation or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state, to change the terms of the offering of the Shares in any state from the terms set forth in Prospectuses, to qualify as a foreign Trust/Corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering and sale of the Shares. The Distributor shall furnish such information and other material relating to its affairs

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and activities as may be required by the Trust/Corporation or its series in connection with such qualifications.

          (c)   Copies of Reports and Prospectuses. The Trust/Corporation shall,
                ----------------------------------
at its expense, keep the Distributor fully informed with regard to its affairs and in connection therewith shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including such reasonable number of copies of Prospectuses and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

          4.   Conformity with Applicable Law and Rules. The Distributor agrees
               ----------------------------------------
that in selling Shares hereunder it shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of the NASD.

          5.   Independent Contractor. In performing its duties hereunder, the
               ----------------------
Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Trust/Corporation in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

          6.   Indemnification.
               ---------------

          (a)   Indemnification of Trust/Corporation. The Distributor agrees to
                ------------------------------------
indemnify and hold harmless the Trust/Corporation and each of its present or former Trustees/Directors, officers, employees, representatives and each person, if any, who controls or previously controlled the Trust/Corporation within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which the Trust/Corporation or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, shareholder report or other information covering Shares filed or made public by the Trust/Corporation or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with

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information furnished to the Trust/Corporation by the Distributor. In no case
(i) is the Distributor's indemnity in favor of the Trust/Corporation, or any person indemnified to be deemed to protect the Trust/Corporation or such indemnified person against any liability to which the Trust/Corporation or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Trust/Corporation's or such person's duties or by reason of reckless disregard of the Trust/Corporation's or such person's obligations and duties under this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Trust/Corporation or any person indemnified unless the Trust/Corporation or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust/Corporation or upon such person (or after the Trust/Corporation or such person shall have received notice of such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the Trust/Corporation or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this Paragraph.

          The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume the defense of any suit brought to enforce any such claim, but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Trust/Corporation, and to the persons indemnified as defendant or defendants, in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, the Trust/Corporation, and the persons indemnified as defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Trust/Corporation and the persons indemnified defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Distributor agrees to promptly notify the Trust/Corporation of the commencement of any litigation of proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of any Shares.

          (b)   Indemnification of the Distributor. The Trust/Corporation agrees
                -----------------------------------
to indemnify and hold harmless the Distributor and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Trust/Corporation or any of the Trust/Corporation's Trustees/Directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, shareholder report or other

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information covering Shares filed or made public by the Trust/Corporation or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon and in conformity with information furnished to the Trust/Corporation by the Distributor. In no case (i) is the Trust/Corporation's indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of such person's duties or by reason of reckless disregard of such person's obligations and duties under this Agreement or (ii) is the Trust/Corporation to be liable under their indemnity agreement contained in this Paragraph with respect to any claim made against Distributor, or person indemnified unless the Distributor, or such person, as the case may be, shall have notified the Trust/Corporation in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Trust/Corporation of any such claim shall not relieve the Trust/Corporation from any liability which the Trust/Corporation may have to the Distributor or any person against whom such action is brought otherwise than on account of the Trust/Corporation's indemnity agreement contained in this Paragraph.

          The Trust/Corporation shall be entitled to participate, at its own expense, in the defense, or, if the Trust/Corporation so elects, to assume the defense of any suit brought to enforce any such claim, but if the Trust/Corporation elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Trust/Corporation and satisfactory to the Distributor and to the persons indemnified as defendant or defendants, in the suit. In the event that the Trust/Corporation elects to assume the defense of any such suit and retain such legal counsel, the Distributor, the persons indemnified as defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Trust/Corporation does not elect to assume the defense of any such suit, the Trust/Corporation will reimburse the Distributor and the persons indemnified as defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Trust/Corporation agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its Trustees/Directors, officers, employees or representatives in connection with the issue or sale of any Shares.

          7.   Authorized Representations.  The Distributor is not authorized by
               --------------------------
the Trust/Corporation to give on behalf of the Trust/Corporation any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a Registration Statement or Prospectus filed with the SEC under the 1933 Act and/or the 1940 Act, covering Shares, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust/Corporation for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing tombstone

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ads and sales literature or other material as it may deem appropriate. No person other than the Distributor is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Trust/Corporation.

          8.   Term of Agreement. The term of this Agreement shall begin on the
               -----------------
date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years from the date first above written. Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions thereof, so long as such continuation shall be specifically approved at least annually by (i) the Board of Trustees/Directors or by vote of a majority of the outstanding voting securities of each series of the Trust/Corporation and, (ii) by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees/Directors of the Trust/Corporation who are not parties to this Agreement or interested persons of any such party. The Distributor shall furnish to the Trust/Corporation, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

          9.   Amendment or Assignment of Agreement. This Agreement may not be
               ------------------------------------
amended or assigned except as permitted by the 1940 Act, and this Agreement shall automatically and immediately terminate in the event of its assignment.

          10.   Termination of Agreement. This Agreement may be terminated by
                ------------------------
either party hereto, without the payment of any penalty, on not more than upon 60 days' nor less than 30 days' prior notice in writing to the other party; provided, that in the case of termination by the Trust/Corporation such action shall have been authorized by resolution of a majority of the Trustees/Directors of the Trust/Corporation who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of each series of the Trust/Corporation.

          11.   Miscellaneous. The captions in this Agreement are included for
                -------------
convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Nothing herein contained shall be deemed to require the Trust/Corporation to take any action contrary to its Agreement and Declaration of Trust/Corporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees/Directors of the Trust/Corporation of responsibility for and control of the conduct of the affairs of the Trust/Corporation.

          12.   Definition of Terms. Any question of interpretation of any term
                -------------------
or provision

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of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested persons," "assignment," and "affiliated person," as used in Paragraphs 8, 9 and 10 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

          13.   Compliance with Securities Laws. The Trust/Corporation
                -------------------------------
represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all the provisions of the 1940 Act and of the rules and regulations thereunder. The Trust/Corporation and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of
Section 4(d), all applicable "Blue Sky" laws. The Distributor agrees to comply with all of the applicable terms and provisions of the 1934 Act.

          14.   Notices. Any notice required to be given pursuant to this
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Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Distributor at 4455 E. Camelback Road, Suite 261-E, Phoenix, Arizona, 85018 or to the Trust/Corporation at [ADDRESS].

          15.   Governing Law. This Agreement shall be governed and construed in
                -------------
accordance with the laws of the State of Delaware.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the date first written above.


                           [TRUST/COPORATION]


                           By:________________________________________
                                 Name:
                                 Title:



                           FIRST FUND DISTRIBUTORS, INC

                           By:________________________________________
                                 Name:
                                 Title:

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